                                                                   Exhibit 10.30

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         MULTI-COLOR CORPORATION, an Ohio corporation (the "Company"), PNC BANK, NATIONAL ASSOCIATION and COMERICA BANK (each individually a "Lender" and collectively the "Lenders") and PNC BANK, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), hereby agree as follows effective as of November 17, 1999 ("Effective Date"):

1.       RECITALS.

         1.1 On June 22, 1998, the Company, the Lenders and the Agent entered into a Third Amended and Restated Credit, Reimbursement and Security Agreement, which amended and fully restated a Credit, Reimbursement and Security Agreement dated as of July 15, 1994 (as amended by the Amendment, Consent and Waiver Agreement made effective as of April 20, 1999, by the Second Amendment to Credit Agreement dated as of May 1, 1999 and by the Third Amendment to Credit Agreement dated as of August 13, 1999, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement.

         1.2 The Company has requested that the Lenders provide a non-revolving credit facility to be used to redeem outstanding shares of the Company's preferred stock, and to amend certain other provisions of the Credit Agreement, and the Lenders are willing to do so subject to and in accordance with the terms of this Fourth Amendment to Credit Agreement (this "Agreement").

2.       AMENDMENTS.

         2.1 Section 1.1.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "1.1.2 "Advance" or "Advances" will mean Revolving Credit Loans or Non-Revolving Credit Loans, as the case may be."

         2.2      The following Section 1.1.7A is hereby added to the Credit
                  Agreement:

                  "1.1.7A "Aggregate Outstanding Non-Revolving Credit" will mean an amount equal to the sum of the aggregate unpaid principal amount of all Non-Revolving Credit Loans."

         2.3 Section 1.1.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

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

                  "1.1.10   "Applicable Margin" will mean:

                           a.       As to any Base Rate Advance:

                            Leverage Ratio                     Applicable Margin
                            --------------                     -----------------
                   less than or equal to 2.0x                         0.00%
                   greater than 2.0x less than or equal to 2.5x       0.00%
                   greater than 2.5x less than or equal to 3.0x       0.00%
                   greater than 3.0x                                  0.25%

                           b.       As to any Eurodollar Rate Advance:

                            Leverage Ratio                     Applicable Margin
                            --------------                     -----------------
                   less than or equal to 2.0x                         1.50%
                   greater than 2.0x less than or equal to 2.5x       1.75%
                   greater than 2.5x less than or equal to 3.0x       2.00%
                   greater than 3.0x                                  2.25%

2.4      The following Section 1.1.10A is hereby added to the Credit Agreement:

                  "1.1.10A "Non-Revolving Applicable Margin" will mean:

                           a.       As to any Base Rate Advance:

                            Leverage Ratio                     Applicable Margin
                            --------------                     -----------------
                   less than or equal to 2.0x                         0.25%
                   greater than 2.0x less than or equal to 2.5x       0.25%
                   greater than 2.5x less than or equal to 3.0x       0.25%
                   greater than 3.0x                                  0.50%

                           b.       As to any Eurodollar Rate Advance:

                            Leverage Ratio                     Applicable Margin
                            --------------                     -----------------
                   less than or equal to 2.0x                         1.75%
                   greater than 2.0x less than or equal to 2.5x       2.00%
                   greater than 2.5x less than or equal to 3.0x       2.25%
                   greater than 3.0x                                  2.50%

         2.5 Section 1.1.34 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "1.1.34 "Credit Facilities" will mean the Revolving Credit Facility, the Non-Revolving Credit Facility and the Letter of Credit Facilities, as described in Section 2, below."

         2.6      The following Section 1.1.107A is hereby added to the Credit
                  Agreement:

                  "1.1.107A      "Non-Revolving Commitment" will mean, as to any
                                 Lender, the dollar amount set forth opposite its name on Exhibit A hereto under the heading
                                 Non-Revolving Commitment."

         2.7      The following Section 1.1.109A is hereby added to the Credit
                  Agreement:

                  "1.1.109A      "Non-Revolving Credit Facility" will mean the
                                 Credit Facility described in Section 2.2, below."

         2.8      The following Section 1.1.110A is hereby added to the Credit
                  Agreement:

                  "1.1.110A      "Non-Revolving Credit Loans" will mean the
                                 advances made pursuant to Section 2.2, below."

         2.9      The following Section 1.1.120A is hereby added to the Credit
                  Agreement:

                  "1.1.120A      "Non-Revolving Credit Notes" will mean the
                                 notes evidencing the Non-Revolving Credit
                                 Loans, and all amendments, extensions and renewals made thereto from time to time."

         2.10     The following Section 2.2 is hereby added to the Credit
                  Agreement:

                  "2.2   NON-REVOLVING CREDIT FACILITY.

                           2.2.1 Each Lender severally agrees to make, subject
                  to the terms and conditions herein set forth, Non-Revolving Credit Loans to the Company on any Business Day during the period from November 17,

                  1999 to December 1, 1999 upon the request of the Company in an amount not to exceed $3,450,000 in the aggregate; PROVIDED that:

                           a. such Lender's Ratable Portion of the Aggregate Outstanding Non-Revolving Credit shall not exceed at any time such Lender's Non-Revolving Commitment; and

                           b.       no Default or Event of Default exists.

                           2.2.2 Within the above-described limits, the Company
                  may borrow and repay advances under this Section 2.2 but the Non-Revolving Credit Facility is not a revolving credit facility and amounts borrowed and repaid may not be reborrowed. The Lenders will have no obligation to make any advances under the Non-Revolving Credit Facility on or after December 1, 1999 (the "Conversion Date"). On the Conversion Date, the aggregate amount of all then-outstanding Non-Revolving Credit Loans will be converted to a term loan payable as provided in the Non-Revolving Credit Notes and in this Third Restated Credit Agreement.

                           2.2.3 The Non-Revolving Credit Loans will be
                  evidenced by the Non-Revolving Credit Notes and will bear interest and be payable in the manner set forth herein and therein."

2.11     The following Section 2.3.2 is hereby added to the Credit Agreement:

                  "2.3.2 NON-REVOLVING BORROWINGS. Except as otherwise provided herein, the Company will give the Agent a Notice of Borrowing with respect to each Borrowing under the Non-Revolving Credit Facility, not later than 11:00 a.m. (Cincinnati time) on (a) the Business Day of the proposed Borrowing Date in the case of a Borrowing consisting of Base Rate Advances and (b) two (2) Business Days prior to the proposed Borrowing Date, in the case of a Borrowing consisting of Eurodollar Rate Advances. The Agent will give to each Lender prompt notice thereof by telex, telecopier or cable. Each Notice of Borrowing shall be by telecopier (or by telephonic notice confirmed in writing by a Notice of Borrowing delivered no later than the close of business on the day on which such telephonic notice is given), specifying therein all matters required by such Notice, including but not limited to the requested (i) Borrowing Date,
                  (ii) Credit Facility under which such Borrowing is to be made,
                  (iii) the amount and Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing, and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, the initial Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Agent shall promptly notify each Lender of the applicable Eurodollar Rate. Each Non-Revolving Loan that is a Base Rate Advance shall be in an aggregate principal amount of $250,000 or in integral multiples of $50,000 in excess thereof. Each Non-Revolving

                  Loan that is a Eurodollar Rate Advance shall be in an aggregate principal amount of $500,000 or in integral multiples of $100,000 in excess thereof. The Lenders will have no obligation to make Eurodollar Rate Advances prior to the Conversion Date. The Lenders will have no obligation to make Eurodollar Rate Advances if thereafter there would be outstanding under the Non-Revolving Credit Facility Eurodollar Rate Advances with Interest Periods that end on more than two
                  (2) different dates. If the Company fails to specify an Interest Period with respect to a Eurodollar Rate Advance, or fails to specify the Type of any Advance, or fails to provide any other information required by such Notice as to an Advance, the Company shall be deemed to have selected a Borrowing that is a Base Rate Advance. Each Lender shall, before 1:00 p.m. (Cincinnati time) on the Borrowing Date, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's Ratable Portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 7 hereof, the Agent will make such funds available to the Company by crediting the Cash Collateral Account."

2.12     The following Section 2.7.2 is hereby added to the Credit Agreement:

                  "2.7.2 INTEREST ON NON-REVOLVING CREDIT LOANS. Each Non-Revolving Loan shall bear interest from the Borrowing Date thereof on the principal amount thereof from time to time outstanding until due and payable (whether at the stated maturity, by acceleration or otherwise) as follows: (a) in the case of a Base Rate Advance, at a fluctuating rate per annum equal to the Base Rate as from time to time in effect plus the Non-Revolving Applicable Margin and (b) in the case of a Eurodollar Rate Advance, at a rate per annum equal to the Eurodollar Rate for the Interest Period applicable to such Eurodollar Rate Advance plus the Non-Revolving Applicable Margin; PROVIDED that prior to the Conversion Date each Non-Revolving Credit Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the Non-Revolving Applicable Margin. The Non-Revolving Applicable Margin will change if the Company has maintained the specified Leverage Ratio for the two immediately preceding Fiscal Quarters (for example, if the Company has maintained the specified Leverage Ratio for the Fiscal Quarter ending in December 1999 and for the Fiscal Quarter ending in March 2000, the Non-Revolving Applicable Margin will change). The Non-Revolving Applicable Margin will be adjusted as of the first day of the month following delivery of the quarterly financial statements required hereunder based upon the Leverage Ratio determined by the Agent pursuant to those financial statements; PROVIDED that if the Company fails to deliver such financial statements as and when required by this Third Restated Credit Agreement, the Non-Revolving Applicable Margin will automatically be increased to the highest rate permitted hereunder."

         2.13     The following Section 2.7.3 is hereby added to the Credit
                  Agreement:

                  "2.7.3 NON-REVOLVING CREDIT LOANS PAYMENT DATES. All accrued interest on the Non-Revolving Credit Loans as of the Conversion Date will be due and payable on the Conversion Date. Following the Conversion Date, the principal of the Non-Revolving Credit Loans will be due and payable in quarterly installments each equal to the aggregate amount of Non-Revolving Credit Loans on the Conversion Date divided by twenty (20), commencing on December 31, 1999 and continuing on the last day of each March, June, September and December thereafter until September 30, 2004, at which time any remaining outstanding principal will be due. Accrued interest on the Non-Revolving Credit Loans will be due and payable on the due date of each principal payment thereof."

         2.14 The table set forth in Section 2.13.2(b) (Commitment Fee) of the Credit Agreement is hereby deleted and replaced with the following:

                            Leverage Ratio                      Commitment Fee
                            --------------                      --------------
                   less than or equal to 2.0x                         0.125%
                   greater than 2.0x less than or equal to 2.5x       0.125%
                   greater than 2.5x less than or equal to 3.0x       0.250%
                   greater than 3.0x                                  0.250%

         2.15 The table set forth in Section 2.13.2(e) (Letter of Credit and Standby Letter of Credit Fees) of the Credit Agreement is hereby deleted and replaced with the following:

                        Leverage Ratio                   Letter of Credit Fees
                        --------------                   ---------------------
                   less than or equal to 2.0x                         1.00%
                   greater than 2.0x less than or equal to 2.5x       1.25%
                   greater than 2.5x less than or equal to 3.0x       1.50%
                   greater than 3.0x                                  1.75%

         2.16     The following Section 2.19.4 is hereby added to the Credit
                  Agreement:

                  "2.19.4 The proceeds of the Non-Revolving Credit Loans will be used exclusively to redeem outstanding shares of the Company's Series A and Series B preferred stock."

         2.17 Section 10.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "10.4 CASH FLOW COVERAGE RATIO. Permit the Cash Flow Coverage Ratio to be less than 1.25x at the end of any Fiscal Quarter."

         2.18 Section 10.6 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "10.6 TOTAL LIABILITIES TO TANGIBLE NET WORTH. During the following periods, permit the ratio of (i) total liabilities less the Sinking Fund Account balance to (ii) Tangible Net Worth to be greater than:

                 Total liabilities to        At the end of each month
                 --------------------        ------------------------
                  Tangible Net Worth            during the period
                  ------------------            -----------------

                        5.20x           November 30, 1999 through March 31, 2000
                        4.75x           April 1, 2000 and thereafter."

         2.19 Section 10.7 (Minimum Tangible Net Worth) of the Credit Agreement is hereby deleted in its entirety.

         2.20 Exhibits A and E to the Credit Agreement are hereby deleted and replaced with Exhibits A and E attached to this Agreement, respectively.

3. LENDERS' CONSENT TO REDEMPTIONS. Notwithstanding Section 10.11 (Redemptions) of the Credit Agreement, each Lender hereby consents to the Company's redemption of its Series A and Series B preferred shares.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. To induce the Lenders and the Agent to enter into this Agreement, the Company represents, warrants and covenants as follows:

         4.1      The representations and warranties of the Company contained in
                  Section 8 of the Credit Agreement are deemed to have been made again on and as of the date of execution of this Agreement and are true and correct as of the date of execution of this Agreement.

         4.2 No Event of Default (as such term is defined in Section 11 of the Credit Agreement) or event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default exists on the date hereof.

         4.3 The person executing this Agreement is a duly elected and acting officer of the Company and is duly authorized by the Board of Directors of the Company to execute and deliver this Agreement on behalf of the Company.

         4.4 The Company and each of its Subsidiaries have reviewed the areas within each of its businesses and operations that could be adversely affected by, and have developed a detailed plan and timeline to address in a timely manner, the risk that certain computer applications used by the Company or any of its Subsidiaries may be unable to recognize and perform properly date sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). To the Company's knowledge, after due investigation, the Year 2000 Problem will not result in any material adverse change to the Company or any of its Subsidiaries.

5. CLAIMS AND RELEASE OF CLAIMS BY THE COMPANY. The Company represents and warrants that the Company does not have any claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against the Lenders or the Agent, their respective direct or indirect parent corporations or any direct or indirect affiliates of such parent corporation, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the successors or assigns of any of them (collectively, "Lender Parties"), that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to the Lenders and the Agent to enter into this Agreement, the Company on behalf of itself, and all of its successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Credit Agreement or any documents executed in connection with the Credit Agreement or which was related to or connected in any manner, directly or indirectly, to any of the Notes or Letters of Credit.

6. CONDITIONS. The Lenders' and Agent's obligations pursuant to this Agreement are subject to the following conditions:

         6.1 The Agent shall have received, for the account of the Lenders, a nonrefundable facility fee of $5,000.

         6.2 The Agent shall have been furnished copies, certified by the Secretary of the Company, of resolutions of the Company's Board of Directors authorizing the execution of this Agreement, the Non-Revolving Credit Notes, and all other documents executed in connection herewith.

         6.3 The Agent shall have received a favorable opinion of counsel to the Company covering such matters as the Agent may require and otherwise in form and substance satisfactory to the Agent and its counsel.

         6.4 The representations and warranties of the Company in Section 4, above, shall be true.

         6.5 The Company shall pay all expenses and attorneys fees reasonably incurred by the Lenders in connection with the preparation, execution and delivery of this Agreement and the related documents.

7.       GENERAL.

         7.1 The Company acknowledges and agrees that the Company's financial statements as of September 30, 1999 delivered to the Agent show a Leverage Ratio of 2.97x, and that the Applicable Margins and fees which are tied to the Leverage Ratio will be adjusted accordingly effective as of December 1, 1999.

         7.2 Except as expressly modified herein, the Credit Agreement is and remains in full force and effect.

         7.3 Nothing contained herein will be construed as waiving any Default or Event of Default under the Credit Agreement or will affect or impair any right, power or remedy of the Lenders or the Agent under or with respect to the Credit Agreement or any agreement or instrument guaranteeing, securing or otherwise relating to the Credit Agreement.

         7.4 This Agreement will be binding upon and inure to the benefit of the Company, the Lenders and the Agent and their respective successors and assigns.

         7.5 All representations, warranties and covenants made by the Company herein will survive the execution and delivery of this Agreement.

         7.6 This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         7.7 This Agreement will in all respects be governed and construed in accordance with the laws of the State of Ohio.

         Executed as of the Effective Date.

                                      MULTI-COLOR CORPORATION,
                                        as Company


                                      By:    /s/ Dawn H. Bertsche
                                         ---------------------------------------
                                      Print Name:  Dawn H. Bertsche
                                                 -------------------------------
                                      Title:   Vice President and CFO
                                            ------------------------------------

                                      PNC BANK, NATIONAL ASSOCIATION,
                                        on its own behalf as Lender and as Agent


                                      By:      /s/ Warren F. Weber
                                         ---------------------------------------
                                      Print Name:  Warren F. Weber
                                                 -------------------------------
                                      Title:     Vice President
                                            ------------------------------------


                                      COMERICA BANK,
                                        as Lender


                                      By:       /s/ Harold Dalton
                                         ---------------------------------------
                                      Print Name:   Harold Dalton
                                                 -------------------------------
                                      Title:     Vice President
                                            ------------------------------------

                                                                       EXHIBIT A

                   LIST OF LENDERS, ADDRESSES AND COMMITMENTS
                   ------------------------------------------

A.       REVOLVING CREDIT FACILITY                                                             Revolving Commitment
         -------------------------                                                             --------------------

         1.       PNC Bank, National Association                                                         $2,500,000
                  201 East Fifth Street, 3rd Floor
                  P.O. Box 1198
                  Cincinnati, Ohio  45201-1198
                  Attention:  Middle Market Banking
                  Telephone:  (513) 651-8613
                  Telecopy:  (513) 651-8952
                  ABA No.:  042000398

         2.       Comerica Bank                                                                          $2,500,000
                  Cincinnati Office
                  240 Halidonhill Lane
                  Cincinnati, Ohio  45238
                  Attention:  Harold Dalton
                  Telephone:  (513) 451-6824
                  Telecopy:  (513) 451-4484
                  ABA No.:  072000096

         Total Revolving Commitment                                                                      $5,000,000


B.       NON-REVOLVING CREDIT FACILITY                                                     Non-Revolving Commitment
         -----------------------------                                                     ------------------------

         1.       PNC Bank, National Association                                                         $1,725,000
                  201 East Fifth Street, 3rd Floor
                  P.O. Box 1198
                  Cincinnati, Ohio  45201-1198
                  Attention:  Middle Market Banking
                  Telephone:  (513) 651-8613
                  Telecopy:  (513) 651-8952
                  ABA No.:  042000398

         2.       Comerica Bank                                                                          $1,725,000
                  Cincinnati Office
                  240 Halidonhill Lane
                  Cincinnati, Ohio  45238
                  Attention:  Harold Dalton
                  Telephone:  (513) 451-6824
                  Telecopy:  (513) 451-4484
                  ABA No.:  072000096

         Total Non-Revolving Commitment                                                                  $3,450,000

                                                                       EXHIBIT E
                               NOTICE OF BORROWING
                               -------------------

PNC Bank, National Association,
as Agent for the Lenders parties
to the Credit Agreement
referred to below
201 East Fifth Street
Cincinnati, Ohio 45202
Attention:  Middle Market Banking                          _______________, 19__

Ladies and Gentlemen:

         The undersigned, an Authorized Employee of Multi-Color Corporation, refers to the Third Amended and Restated Credit, Reimbursement and Security Agreement dated June 22, 1998 (as amended from time to time, the "Credit Agreement"), among the undersigned, the Lenders and PNC Bank, National Association, as Agent for the Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.3 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.3 of the Credit Agreement:

1. The amount of the Proposed Borrowing under the [Revolving Credit Facility] [Non-Revolving Credit Facility] is $______________.

2. The Business Day that is the proposed Borrowing Date is ____________, 19___.

3. The amount and Type of Advances comprising the Proposed Borrowing is as follows:

                  $________________ Base Rate Advance

                  $________________ Eurodollar Rate Advance

4. The initial Interest Period for each [Eurodollar Rate Advance requested as part of the Proposed Borrowing is _________ day[s] ending on ________________, 19____] [Base Rate Advance requested as part of the Proposed Borrowing is ______________ ending on _____________, 19____].

5. The Company represents and warrants to and agrees with the Agent and the Lenders as follows:

         5.1 No Default or Event of Default exists under the Credit Agreement and no event or condition has occurred which with the lapse of time or notice or both will or could constitute a Default or Event of Default under the Credit Agreement.

         5.2 The approval of this Borrowing by the Agent will not be deemed to be a waiver of any default by the Company under the Credit Agreement.

         5.3 The proceeds of the proposed Borrowing will be used solely for the purposes permitted by Section 2.19 of the Credit Agreement.

         5.4 All of the conditions specified in Sections 7.1 and 7.2 of the Credit Agreement have been satisfied.

         Capitalized terms used herein and not otherwise defined herein with have the meanings given such terms in the Credit Agreement.

         Signed as of ________________________ by ___________________________
______________________________, an Authorized Employee of Multi-Color
Corporation.

                                       13